                                                                    EXHIBIT 10.2
--------------------------------------------------------------------------------
DATED                                                                      2003





                           (1) DAISYTEK - ISA LIMITED
                                  (AS BORROWER)


                                     - AND -

                       (2) GMAC COMMERCIAL CREDIT LIMITED
                                     (GMAC)








              ----------------------------------------------------


                              FACILITIES AGREEMENT


              ----------------------------------------------------





================================================================================

                                    CONTENTS

1.       CONSTRUCTION.........................................................................................1

2.       THE FACILITIES......................................................................................11

3.       PURPOSE.............................................................................................11

4.       INVOICE DISCOUNTING FACILITY........................................................................12

5.       SUPPLIER FINANCE FACILITY...........................................................................12

6.       TERM LOAN FACILITY..................................................................................12

7.       CONDITIONS PRECEDENT/SUBSEQUENT.....................................................................13

8.       FEES................................................................................................13

9.       REPAYMENT OF PRINCIPAL..............................................................................13

10.      DEPOSIT.............................................................................................14

11.      INTEREST............................................................................................14

12.      PREPAYMENT..........................................................................................14

13.      MANDATORY PRE-PAYMENT...............................................................................15

14.      DEFAULT INTEREST ON TERM LOAN FACILITY..............................................................15

15.      PAYMENTS............................................................................................15

16.      CHANGES IN CIRCUMSTANCES AND INCREASED COSTS........................................................16

17.      REPRESENTATIONS AND WARRANTIES......................................................................17

18.      FINANCIAL INFORMATION/REPORTING.....................................................................19

19.      FINANCIAL COVENANTS.................................................................................20

20.      NEGATIVE COVENANTS..................................................................................22

21.      POSITIVE COVENANTS..................................................................................23

22.      EVENTS OF DEFAULT...................................................................................24

23.      ASSIGNMENT AND TRANSFER.............................................................................26

24.      NOTICES.............................................................................................26

25.      WAIVERS.............................................................................................26

26.      EXPENSES............................................................................................27

27.      CONVERSION OF CURRENCIES/TRANSFER FEES..............................................................27

28.      ILLEGALITY..........................................................................................28

29.      SET-OFF.............................................................................................28

30.      GOVERNING LAW AND JURISDICTION......................................................................28

31.      DEMANDS AND NOTIFICATION BINDING....................................................................29

32.      EURO................................................................................................29

33.      CERTIFICATIONS......................................................................................29

34.      COUNTERPARTS........................................................................................29

35.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT.............................................................30

36.      JOINT AND SEVERAL LIABILITY.........................................................................30

SCHEDULE 1...................................................................................................31

     Pre-Conditions Documents................................................................................31

     Part 1   ...............................................................................................31

     Part 2   ...............................................................................................33

     The Security Documents..................................................................................33

SCHEDULE 2...................................................................................................35

     (Form of Compliance Certificate)........................................................................35

SCHEDULE 3...................................................................................................37

     Form of Notice of Drawdown..............................................................................37

SCHEDULE 4...................................................................................................38

ANNEX 1......................................................................................................43

     Forecast................................................................................................43

THIS FACILITIES AGREEMENT is made on                                        2003

BETWEEN:

(1) DAISYTEK - ISA LIMITED (company number 04226999 whose registered office is at 66/70 Vicar Lane, Bradford, West Yorkshire, BD1 5AG (the "BORROWER");

(2) GMAC COMMERCIAL CREDIT LIMITED (company number 0661920) whose registered office is at Sovereign House, Church Street, Brighton BN1 1SS (GMAC);

WHEREAS

It is agreed to make available to the Borrower financing facilities upon the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.       CONSTRUCTION

         1.1      DEFINITIONS

                  In this Agreement, unless the context otherwise requires, the following words and expressions will have the meaning set out opposite them:

                  "ACCOUNT REFERENCE DATE" means 31 December 2002 or such other date as GMAC shall agree to;

                  "ACCOUNTS" means the Term Loan Account, the Client Account and all other accounts maintained by GMAC in relation to any of the Facilities;

                  "ACCOUNT BALANCES" means the debit balance on the Accounts from time to time;

                  "ACT" means the Companies Act 1985;

                  "AGREEMENT" means this Agreement as the same may be amended or supplemented in writing by the parties from time to time and shall include the Schedules and the Annex hereto;

                  "APPROVED CURRENCY" means in relation to the Term Loan Facility, Sterling, in relation to the Invoice Discounting Facility, Swedish or Norwegian Kroner, euro or Sterling and/or any other currency which GMAC shall approve in writing and in relation to the Supplier Finance Facility, euro or any other currency which GMAC shall approve in writing;

                  "ARRANGEMENT FEE" means an amount of Pound Sterling130,000 payable pursuant to clause 8.3;

                  "AUDITED ACCOUNTS" means the latest available consolidated audited accounts of the Borrower prepared in accordance with Clause 18.1;





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                                       1

                  "AVAILABLE INVOICE DISCOUNTING FACILITY" means at any time the lesser of:

                  (i) at any time such sum as shall be produced by deducting the Special Margin from the Outstanding Debts Notified to GMAC under the Invoice Discounting Facility and multiplying the result by the Prepayment Percentage and thereafter deducting therefrom the aggregate of all Outstanding Prepayments, the Term Loan Reserve; and

                  (ii)     Pound Sterling27,500,000 minus the Term Loan Reserve;

                  "AVAILABLE SUPPLIER FINANCE FACILITY" means the Supplier Finance Facility less the aggregate unpaid invoices purchased by GMAC under the Supplier Finance Facility;

                  "BORROWINGS" means the following:

                  (i) money borrowed or raised and includes capitalised interest;

                  (ii) any liability under any bond, note, debenture, loan stock, instrument or security;

                  (iii) any liability for acceptance or documentary credits or discounted instruments;

                  (iv) any liability for the acquisition cost of assets or services payable on deferred payment terms where the period of deferment is more than 90 days;

                  (v) any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements; and

                  (vi) any liability under any guarantee or indemnity (except product warranties);

                  "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open in London for business of the nature required for the purposes of this Agreement;

                  "CAPITAL EXPENDITURE" has the meaning given to that term by UK GAAP;

                  "CASH DEPOSIT" means the sum (if any) deposited from time to time pursuant to Clause 10;

                  "CLIENT ACCOUNT" has the meaning ascribed to it in the UK Invoice Discounting Agreement;

                  "COLLATERAL MONITORING FEE" means Pound Sterling45,000 payable as provided in clause 8;

                  "COMMENCEMENT DATE" means the date of this Agreement;

                  "COMPLIANCE CERTIFICATE" means the certificate in the form shown in Schedule 2 (or such other form agreed between GMAC and the Borrower) to be delivered to GMAC pursuant to Clause
                  18.5 (Financial Information) and signed by the finance director or the managing director of the Borrower, or by the Borrower's auditors if delivered at the same time as the Audited Accounts;





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                                                                               2

                  "COSTS OF CONVERSION" means the currency conversion costs incurred by GMAC in providing any of the Facilities in the Approved Currencies, less such costs incurred in relation to conversion already deducted under the separate Facilities.

                  "DEFAULT RATE" means the rate which is 2% (two per cent) per annum above the Interest Rate;

                  "DIRECT OBLIGATIONS" means any amounts directly or contingently owed by any Obligor to GMAC (including Costs of Conversion) together with the aggregate of Prepayments under the Invoice Discounting Agreement and payments made in respect of the Invoice Purchase Prices under the Supplier Finance Agreement;

                  "DRAWDOWN DATE" means any date on which the whole or any part of the Facilities are drawn hereunder including when requests for Prepayments are made under the Invoice Discounting Agreement and when any Invoice Purchase Prices are paid pursuant to the Supplier Finance Agreements;

                  "EARLY TERMINATION FEE EXCEPTIONS" means any/all of the following:

                  (i) the Group makes an acquisition which GMAC chooses to finance independently or as agent of a syndicate group which in turn results in a revision or revisions being made to any of the Finance Documents notwithstanding that the fees which GMAC requires to be paid in respect of such revisions are paid by the relevant parties; or

                  (ii) GMAC agrees to accept a new funding package in relation to the Group to be provided by a third party financier as agent (for itself and GMAC) ("NEW FUNDING PACKAGE") provided that:

                           (a) GMAC retains a holding in such New Funding Package, the returns on which are the same or better than these GMAC is entitled to receive under the Facilities; and

                           (b) the Group reimburse GMAC for all its legal and due diligence costs in respect of such New Funding Package on or before the date of entering into that New Funding Package;

                                    in which case GMAC will be entitled to a revised participation fee, net of any early termination fee which it would have been entitled to receive but for its agreeing to enter into the New Funding Package.

                  (iii) termination of the Invoice Discounting Facility is effected as a consequence of an increase in the Administration Charge (as defined in the UK Invoice Discounting Agreement) payable under clause 18.2 of that agreement;

                  "EVENT OF DEFAULT" means any of the events specified in clause 22 (Events of Default);

                  "ENVIRONMENTAL APPROVAL" means any permit, licence, approval, ruling, exemption or other authorisation required under applicable Environmental Laws;

                  "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances or codes of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection




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                                                                               3
                  matters, including without limitation, in relation to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as now or may at any time hereafter be in effect;

                  "FACILITIES" means the Invoice Discounting Facility, the Supplier Finance Facility and the Term Loan Facility and "FACILITY" means any of them;

                  "FINANCE DOCUMENTS" means this Agreement, the Invoice Discounting Agreements, the Supplier Finance Agreements, the Security Documents and the H-P Invoice Purchase Agreement, the Participation Agreement and Trust Deed the Source Supplies Acknowledgement and Indemnity, the Supplies Team Acknowledgement and Indemnity, the RAW Acknowledgement and Indemnity, the LRB Acknowledgement and Indemnity and all other deeds and documents entered into pursuant to or ancillary to such documents;

                  "FORECAST" means the forecast as set out in Annex 1.

                  "GERMAN OBLIGORS" means ISA Deutschland GmbH, PAR Beteilgungs GmbH and Supplies Team GmbH;

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political sub-division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing;

                  "GROUP" means the Borrower and all of its Subsidiaries and any Subsidiaries of such Subsidiaries from time to time and "MEMBER OF THE GROUP" or "GROUP COMPANY" means any of them;

                  "HEWLETT PACKARD" means Hewlett-Packard Europe BV Amsterdam, Meyrin Branch 150, route du Nant d'Avril , 1217 Geneva, Switzerland;

                  "HEWLETT PACKARD INVOICE PURCHASE AGREEMENT" means the agreement made between GMAC and Hewlett-Packard on or about the date hereof pursuant to which GMAC may purchase from Hewlett Packard debts arising in respect of invoices issued by Hewlett Packard to the Supplier Finance Beneficiaries;

                  "INSOLVENCY EVENT" and "INSOLVENT" shall, where applicable, have the same meanings as "Insolvency" as such terms are defined in the Invoice Discounting Agreements;

                  "INTELLECTUAL PROPERTY RIGHTS" means know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights or other intellectual property monopoly rights, and any licence or other interest in any such rights and "INTELLECTUAL PROPERTY" shall be construed accordingly;

                  "INTEREST PAYMENT DATE" means the last Business Day of each calendar month after the date hereof;

                  "INTEREST RATE" means the rate which is 1.55% (and reducing to 1.35% with effect from the Margin Reduction Date) above the base rate of Lloyds TSB Bank Plc as fluctuating from time to time;

                  "INVOICE DISCOUNTING AGREEMENTS" means the UK Invoice Discounting Agreement and the Overseas Invoice Discounting Agreements;




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                                                                               4

                  "INVOICE DISCOUNTING FACILITY" means the UK Invoice Discounting Facility and the Overseas Invoice Discounting Facilities in the maximum aggregate amount of Pound Sterling27,500,000;

                  "ISA INVOICE DISCOUNTERS" means collectively the Overseas ISA Invoice Discounters and the UK ISA Invoice Discounter;

                  "LRB ACKNOWLEDGEMENT AND INDEMNITY" means the acknowledgement and indemnity to be given by LRB Trading Limited to GMAC on or about the date hereof;

                  "MARGIN REDUCTION DATE" means the date when:

                  (i) Audited Accounts for 2002 are available which confirm that the profits before tax in such accounts are at or exceed those forecast in the base case forecast as set out in the Forecast; or

                  (ii) interim accounts confirmed by an auditor for the 6 month period to 30 June 2003 confirm that profits before tax are at or exceed the Forecast or a subsequent forecast prepared by the Company and agreed with GMAC; or

                  (iii) full period Audited Accounts after 31 December 2002 confirm that profits before tax are at or exceed the Forecast or a subsequent forecast prepared by the Company and agreed with GMAC;

                  AND a reconciliation is provided of the different accounting methods (where applied) that have been used within the Forecast and audited figures;

                  "MATERIAL ADVERSE EFFECT" means any effect which could be expected to be materially adverse to:

                  (i) the ability of any member of the Group to perform its payment obligations under any of the Finance Documents;

                  (ii) the business, assets, financial condition or prospects of the Group taken as a whole;

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and distillates, and all hazardous substances defined or regulated as such in or under any Environmental Law;

                  "MONTHLY MANAGEMENT ACCOUNTS" means each set of management accounts of the Group prepared by the Borrower at such intervals and in such manner as is set out in Clause 18.2;

                  "NEW GROUP COMPANY" means any company which becomes part of the Group subsequent to the Commencement Date;

                  "NORWEGIAN OBLIGORS" means the Supplies Team Norge AS and ISA Scandinavia AS;

                  "OBLIGORS" means the Borrower and each other member of the Group (including the ISA Invoice Discounters, the Swedish Obligors, the Norwegian Obligors, the German





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                                                                               5

                  Obligors, the UK Obligors and the Supplier Finance Beneficiaries) which have undertaken (or in the future undertake) obligations pursuant to one or more of the Finance Documents, and "OBLIGOR" means any of them;

                  "OVERSEAS INVOICE DISCOUNTING AGREEMENTS" means the invoice discounting agreements in a form acceptable to GMAC to be entered into between GMAC and the Overseas ISA Invoice Discounters in relation to the Overseas Invoice Discounting Facility;

                  "OVERSEAS INVOICE DISCOUNTING FACILITY" means the invoice discounting facilities made available by GMAC to the Overseas ISA Invoice Discounters pursuant to clause 2.4 and on the terms of the Overseas Invoice Discounting Facility Agreements;

                  "OVERSEAS ISA INVOICE DISCOUNTERS" means Oscar Dellert AB and Supplies Team Norge AS;

                  "OVERSEAS SUPPLIER FINANCE AGREEMENTS" means the supplier finance facility agreements in a form acceptable to GMAC to be entered into between GMAC and the Overseas Supplier Finance Beneficiaries on or about the date hereof;

                  "OVERSEAS SUPPLIER FINANCE FACILITIES" means the distribution finance facilities made available by GMAC on the terms of the Overseas Supplier Finance Agreements;

                  "OVERSEAS SUPPLIER FINANCE BENEFICIARIES" means Oscar Dellert AB (for itself and for Supplies Team Norge AS) and ISA Deutschland GmbH;

                  "PARENT" means Daisytek International Corporation ;

                  "PARTICIPATION AGREEMENT AND TRUST DEED" means the deed pursuant to which GMAC agrees to the participation of Barclays Bank PLC in the Facilities on the terms agreed therein and made between GMAC and Barclays Bank PLC on or about the date hereof;

                  "PERMITTED BORROWINGS" means:

                  (i) Borrowings under invoice discounting facilities made available by Euro Sales Finance plc to ISA Daisytek SA, ISA Deutschland GmbH and by any third party sources of finance to ISA Scandinavia AS and Supplies Team SRL;

                  (ii) intra-group loan facilities made between Obligors which may be made after the Commencement Date;

                  (iii) any Borrowings of any New Group Company provided that no Group Company being part of the Group on the Commencement Date provides any guarantee or security whatsoever in respect of such borrowing; and

                  (iv) trading debts any member of the Group has with the Parent or any subsidiary of the Parent in the ordinary course of business.

                  (v) any Borrowings pursuant to the facility in existence at the date hereof between KBC Bank Deutschland and ISA Deutschland GmbH.


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                                                                               6

                  "PERMITTED SECURITY INTEREST" means:

                  (i) a lien or right of set off arising in the ordinary course of trading solely by operation of law (or by contractual provisions having a substantially similar effect) except for any lien the rights to which have been asserted;

                  (ii) Security Interests arising under the Security Documents; and

                  (iii) Security Interests which GMAC have at any time in writing agreed shall be a Permitted Security Interest;

                  (iv) the security currently in existence which has been granted to Eurosales Finance plc by ISA Daisytek SA and ISA Deutschland GmbH and security granted to any third party financier pursuant to (i) of the definition of "Permitted Borrowings" by ISA Scandinavia AS and Supplies Team SRL; and

                  (v) the security currently in existence which has been granted to KBC Bank Deutschland AG by ISA Deutschland GmbH.

                  "PREFERENTIAL CREDITORS" means those creditors of any Obligor who, upon the insolvency of such Obligor, would have a preferential or priority right to repayment ahead of the holder of a floating charge in England (or, in the case of any other jurisdiction, any creditor which may have equivalent priority over any security granted to GMAC by the Security Documents);

                  "PRIOR CHARGEHOLDERS" means the holder or beneficiary of any mortgage, charge, trust, lien, reservation of ownership, security interest or any other interest effecting the absolute and unfettered ownership of or a first priority security interest in the charged property;

                  "QUALIFYING INVENTORY" means all Hewlett Packard branded inventory which is evidenced by (i) a supplier invoice and
                  (ii) proof of delivery form signed by the Borrower and/or relevant Supplier Finance Beneficiary both in form satisfactory to GMAC;

                  "QUARTERLY PERIOD" means each of the respective periods of three months ending on the last day of March, June, September and December;

                  "RAW ACKNOWLEDGEMENT AND INDEMNITY" means the acknowledgment and indemnity to be given by RAW The Real Alternative Wholesale Company Limited to GMAC on or about the date hereof;

                  "RESERVE" has the meaning ascribed to it in the UK Invoice Discounting Agreement;

                  "SECURITY DOCUMENTS" means those documents listed in part 2 of
                  Schedule 1 and any other documents for the time being securing (directly or indirectly) all or any of the Borrower's obligations under this Agreement and/or all or any other obligation (present or future, actual or contingent) of an Obligor under the Finance Documents and references to any such documents shall include the same as varied or amended in writing by the parties thereto from time to time;

                  "SECURITY INTEREST" includes any mortgage, pledge, lien, charge (whether fixed or floating), assignment by way of security, hypothecation, security interest, standard






--------------------------------------------------------------------------------
                  security, assignment or assignation by way of security or any other security agreement, retention of title, encumbrance of any kind or arrangement relating to existing or future assets having substantially the same economic affect as any of the foregoing (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien);

                  "SHARES" means shares of any class or description in the Borrower or any Obligor;

                  "SOURCE SUPPLIES ACKNOWLEDGEMENT AND INDEMNITY" means the acknowledgement and indemnity to be given by Source Supplies Limited to GMAC to be dated on or about the date hereof;

                  "STERLING" means the lawful currency for the time being of the United Kingdom;

                  "SUBSIDIARY" means:

                  (i) a subsidiary as defined in section 736 of the Companies Act 1985; and

                  (ii) a subsidiary undertaking as defined in section 53(1) of the Companies Act 1989;

                  "SUPPLIER FINANCE AGREEMENTS" means the UK Supplier Finance Agreement and the Overseas Supplier Finance Agreements;

                  "SUPPLIER FINANCE ANNUAL FEE" means the annual fee of Pound Sterling120,000 payable under clause 8:

                  "SUPPLIER FINANCE BENEFICIARIES" means collectively the UK Supplier Finance Beneficiary and the Overseas Supplier Finance Beneficiaries;

                  "SUPPLIER FINANCE FACILITY" means collectively the UK Supplier Finance Facility and the Overseas Supplier Finance Facilities up to the maximum aggregate amount of Pound Sterling6,000,000;

                  "SUPPLIES TEAM ACKNOWLEDGEMENT AND INDEMNITY" means the acknowledgement and indemnity to be given by Supplies Team Limited to GMAC on or about the date hereof;

                  "SWEDISH OBLIGORS" means Oscar Dellert AB and CTS Svenska AB;

                  "TAXES" means all present and future taxes (including VAT and PAYE), levies, duties, withholdings or similar charges of whatever nature and wherever levied or assessed, together with interest thereon and any penalties in respect thereof;

                  "TERM LOAN ACCOUNTS" means an account or accounts in the name of the Borrower with GMAC opened in connection with the Term Loan Facility;

                  "TERM LOAN ACCOUNT BALANCES" means the debit balance on the Term Loan Accounts from time to time;

                  "TERM LOAN ADVANCE" means a single advance made under Term Loan Facility;




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                                                                               8

                  "TERM LOAN FACILITY" means the loan facility to be made available by GMAC to the Borrower pursuant to which GMAC will make available the maximum aggregate amount of Pound Sterling15,000,000, on the conditions contained herein; "TERM LOAN INDEBTEDNESS" means the outstanding principal amount of the Term Loan Facility and shall include interest due thereon but unpaid as from time to time reduced by repayment or prepayment or by any Cash Deposit (as defined in clause 10);

                  "TERM LOAN MATURITY DATE" means 3 years from the date of this Agreement;

                  "TERM LOAN RESERVE" means the aggregate amount from time to time outstanding under the Term Loan Facility;

                  "TOTAL LINE SIZE" means Pound Sterling33,500,000;

                  "TRANSFER FEES" means fees which GMAC incurs on the bank accounts maintained in respect of the Facilities and in relation to the movements between such accounts and GMAC's general bank accounts;

                  "UK INVOICE DISCOUNTING AGREEMENT" means the invoice discounting agreement in a form acceptable to GMAC to be entered into between GMAC and the UK ISA Invoice Discounter on or about the date hereof;

                  "UK INVOICE DISCOUNTING FACILITY" means the invoice discounting facility made available by GMAC to the UK Supplier Finance Beneficiary upon the terms of the UK Invoice Discounting Agreement;

                  "UK ISA INVOICE DISCOUNTER" means ISA Wholesale Plc;

                  "UK OBLIGORS" means the Borrower, the UK ISA Invoice Discounter, ISA International plc, Supplies team Limited, LRB Trading Limited, ISA International Holdings Limited, ISA Multimedia Limited, Computanet Corporation Limited, Hundleby Computer Supplies Limited, Source Supplies Limited; OST Office Supplies Team Limited and R.A.W. The Real Alternative Wholesale Company Limited;

                  "UK SUPPLIER FINANCE AGREEMENT" means the agreement entered into between GMAC and the UK Supplier Finance Beneficiary in a form acceptable to GMAC to be entered on or about the date hereof;

                  "UK SUPPLIER FINANCE BENEFICIARY" means ISA Wholesale Plc,

                  "UK SUPPLIER FINANCE FACILITY" means the extended payment facility made available by GMAC to the UK Supplier Finance Beneficiary upon the terms of the UK Supplier Finance Agreement.

                  "VALUER" means any reputable Valuer appointed by GMAC from time to time.




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                                                                               9

         1.2      INTERPRETATION

                  In this Agreement:

                  1.2.1 unless otherwise defined in this Agreement or the context requires otherwise, words and expressions defined in the UK Invoice Discounting Agreement and the Supplier Finance Facility Agreement shall have the same meanings when used in this Agreement;

                  1.2.2 a clause or schedule shall (except where the context otherwise requires) be construed as a reference to the relevant clause in or schedule to (and forming a part of) this Agreement;

                  1.2.3 a person shall include a body corporate, individual, firm or an unincorporated body of persons (as the case may be);

                  1.2.4 the singular shall include the plural and vice-versa and the masculine, the feminine and the neuter;

                  1.2.5 any statutory provision shall be deemed to mean and to include a reference to any modification, consolidation or re-enactment thereof for the time being in force and any analogous provision or rule under any applicable law;

                  1.2.6 "BORROWER" shall, where the context admits, include their respective personal representatives, successors in title or permitted assigns (whether immediate or derivative);

                  1.2.7 any reference herein to any document, including to this Agreement includes such document as amended, novated, supplemented, substituted, extended, assigned or replaced from time to time and includes any document which is supplemental hereto or thereto;

                  1.2.8 the meaning of general words introduced by the word "OTHER" and the word "OTHERWISE" shall not be limited by reference to any preceding words or enumeration including a particular class of acts, matters or things;

                  1.2.9 where a word or phrase has to be considered in relation to a jurisdiction outside England and there is no exact equivalent of such word or phrase then it shall have the meaning of the closest equivalent in such jurisdiction;

                  1.2.10 "INDEBTEDNESS" includes any obligation (whether incurred as principal, guarantor or surety) for the payment or repayment of money, whether present or future, actual or contingent.

                  1.2.11 whether something is "MATERIAL" shall be determined by GMAC acting reasonably taking into account the financial position of the Group and/or any potential adverse effect on GMAC's security.

                  1.2.12 a "MONTH" is a reference to a period starting on one day in a calendar month and ending on (but not including) the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it





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                                                                              10
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                           shall end on the immediately preceding business day;
                           provided that, if a period starts on the last business day in a calendar month or if there is not numerically corresponding day in the month in which that period ends, that period shall end on the last business day in the later month (and references to "MONTHS" shall be construed accordingly).

                  1.2.13 for the purposes of identification of the Obligors, the full names and corporate details of each of the Obligors are set out in Schedule 4.

                  The headings in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

2.       THE FACILITIES

         2.1 Subject to the terms of this Agreement and the Invoice Discounting Agreements, GMAC agrees to make available to the UK ISA Invoice Discounter and the Overseas ISA Invoice Discounters the Invoice Discounting Facility.

         2.2 Subject to the terms of this Agreement and the Supplier Finance Agreements, GMAC agrees to make available to the Borrower and the Overseas ISA Supplier Finance Beneficiaries the Supplier Finance Facility.

         2.3 Subject to the terms of this Agreement, GMAC agree to make available to the Borrower the Term Loan Facility.

         2.4 The Invoice Discounting Facility, Supplier Finance Facility and Term Loan Facility shall be made available to the relevant Obligors, provided that at no time the aggregate of:

                  2.4.1    the Term Loan Advance;

                  2.4.2 the total aggregate of Prepayments Outstanding under the Invoice Discounting Facility;

                  2.4.3 the total aggregate of unpaid invoices outstanding under the Supplier Finance Facility;

                  2.4.4 the Direct Obligations other than those specified in Clauses 2.4.1 to 2.4.3; and

                  2.4.5    the Reserves;

                  shall exceed the Total Line Size.

         2.5      GMAC shall make the Facilities Available in the Approved
                  Currencies.

3.       PURPOSE

         The Facilities may be used by the Borrower and the relevant Obligors:

         3.1 to fund the working capital and medium term financing requirements of the Group; and

         3.2      for such other purposes as GMAC may agree,




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                                                                              11
         but may not be used for any purpose which could constitute unlawful financial assistance and GMAC shall not be bound to enquire as to, nor shall it be responsible for, the use or application by the Borrower or the Obligors of all or any part of the Facilities.

4.       INVOICE DISCOUNTING FACILITY

         4.1      UTILISATION OF THE INVOICE DISCOUNTING FACILITY

                  Subject to the provisions of clause 7 (Conditions Precedent) being satisfied, the UK ISA Invoice Discounter and the Overseas ISA Invoice Discounters may only request Prepayments under the Invoice Discounting Facility if the amount of the Prepayment requested to be made does not exceed the Available Invoice Discounting Facility.

         4.2      GOVERNING TERMS

                  The Invoice Discounting Facility shall be available to the UK ISA Invoice Discounter subject to and upon the terms and conditions of the UK Invoice Discounting Agreement and to the Overseas ISA Invoice Discounters on the terms and conditions of the Overseas Invoice Discounting Agreements.

5.       SUPPLIER FINANCE FACILITY

         5.1 Subject to the provisions of clause 7 (Conditions Precedent) being satisfied, the UK Supplier Finance Beneficiary and the Overseas Supplier Finance Beneficiaries may only utilise the Supplier Finance Facility if the amount of the payment required to be made, or the liability to be assumed by GMAC in respect of such payment or other utilisation does not exceed the Available Supplier Finance Facility.

         5.2      GOVERNING TERMS

                  The Supplier Finance Facility shall be available to the UK Supplier Finance Beneficiary and the Overseas Supplier Finance Beneficiaries subject to and upon such terms and conditions as set out in the UK Supplier Finance Agreement and the Overseas Supplier Finance Agreements respectively.

6.       TERM LOAN FACILITY

         Subject to the provisions contained in clause 7 (Conditions Precedent) and the terms contained herein, the Term Loan Facility shall be available for drawing by the Borrower subject as follows:

         6.1 the Term Loan Facility shall be available for drawing subject to the provisions of this Agreement by the Borrower by way of a single advance to the Borrower for the period of 3 Business Days from the date of this Agreement, after which the Term Loan Facility will cease to be available (without prejudice to the availability of the Supplier Finance Facility and the Invoice Discounting Facility);

         6.2 The receipt by GMAC of a drawdown notice as per Schedule 3. The Borrower acknowledges that any notice of drawdown given in accordance with the Term Loan Facility shall be irrevocable and shall oblige the Borrower to borrow the amount specified on the relevant Drawdown Date.




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                                                                              12

7.       CONDITIONS PRECEDENT/SUBSEQUENT

         7.1 The Facilities will only become effective once GMAC has received in form and substance satisfactory to them, all of the documents and evidence listed in parts 1 and 2 of Schedule 1;

         7.2      The Facilities will only be available for drawing if:-

                  7.2.1 there is no Event of Default and no event has occurred which, with the lapse of time or giving of notice or both, would constitute an Event of Default;

                  7.2.2 the representations and warranties set out in clause 17 (Representations and Warranties) are true and accurate as of the date of the proposed Drawdown Date and would remain true following such drawdown and thereafter the representation and warranties set out in clause 17 (Representations and Warranties) which are deemed to be repeated on the dates set out therein are true and accurate;

                  7.2.3 the ISA Invoice Discounters shall have entered into the Invoice Discounting Agreements and the Invoice Discounting Agreements are then in full force and effect and none of the ISA Invoice Discounters are in default thereunder;

                  7.2.4 the Supplier Finance Beneficiaries shall have entered into the Supplier Finance Agreements and none of the Supplier Finance Beneficiaries are in default thereunder.

         7.3 The Term Loan Facility will only be available for drawing under clause 6 if at the relevant time, the Available Invoice Discounting Facility is at least Pound Sterling15,000,000.

8.       FEES

         8.1 All fees will be fully earned upon becoming due and will not be refundable.

         8.2 The Collateral Monitoring Fee shall be payable by equal monthly instalments in arrears.

         8.3 The Arrangement Fee shall be paid by the Borrower to GMAC on the earlier of Commencement Date or the Drawdown Date.

         8.4 Fees payable under this clause 8 (Fees) shall be paid in accordance with clause 15 (Payments).

         8.5 The Supplier Finance Annual Fee shall be payable by the Supplier Finance Beneficiaries on the last Business Day of each anniversary of the Commencement Date or in accordance with Clause 15.5;

         8.6 An Administration Charge shall be payable in accordance with Invoice Discounting Agreement;

9.       REPAYMENT OF PRINCIPAL

         9.1 Subject to the other provisions of this Agreement, the Borrower shall repay all amounts outstanding under the Term Loan Facility in one instalment on the Term Loan Maturity Date.





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                                                                              13

10.      DEPOSIT

         10.1 In the event that the Available Invoice Discounting Facility (but prior to the deduction of the Term Loan Reserve) is less than the Term Loan Reserve the Borrower shall immediately on demand place with GMAC a cash deposit (the "CASH DEPOSIT") equal to such deficit (the "DEFICIT").

         10.2 If the Deficit increases, the Borrower shall increase the Cash Deposit pro tanto. If the Deficit decreases, GMAC shall refund the Cash Deposit pro tanto.

11.      INTEREST

         11.1 Interest on the Term Loan Facility will be charged on the Term Loan Account Balances less the Cash Deposit (if any) at the Interest Rate and will be due and payable on each Interest Payment Date.

         11.2 All interest on the Term Loan Facility shall accrue from day to day and shall be computed on the basis of a 365 day year and the number of days elapsed.

         11.3 Interest payable under this clause 11 (Interest) shall be paid in accordance with clause 15 (Payments).

12.      PREPAYMENT

         12.1 The Borrower or any Group Company may voluntarily prepay the whole but not part of the Facilities (including any Direct Obligations) provided that GMAC has received from the Borrower not less than 90 days' prior written notice of the proposed date of prepayment. Such written notice when given shall be irrevocable. Any such amount once it has been prepaid may not be re-drawn.

         12.2 The Borrower may voluntarily prepay the whole or part of the Supplier Finance Facility on or after the first anniversary of the Commencement Date provided that:

                  (i) the relevant Supplier Finance Beneficiary or Beneficiaries give not less than 90 days prior written notice to GMAC; and

                  (ii) a prepayment fee equal to the Supplier Finance Annual Fee (or instalments thereof) which would, but for the prepayment being made, be payable up to the anniversary of the Commencement Date if the prepayment is made in the first year or up to subsequent applicable anniversaries depending on which year the prepayment is made, being paid in full.

                  Upon satisfaction of (i) and (ii) above the Collateral Monitoring Fee and the Supplier Finance Annual Fee will cease to be payable. For the avoidance of doubt, termination of the Supplier Finance Facility pursuant to this Clause 12.2 shall not result in a requirement for the Borrower to terminate any of the other Facilities.

                  Such written notice when given shall be irrevocable. Any such amount once it has been prepaid may not be re-drawn.

         12.3 Subject to the Early Termination Fee Exceptions, upon termination of any of the Facilities other than the Supplier Finance Facility, prior to the end of the initial 3 year term, or prior to any subsequent annual renewal thereafter, GMAC will be entitled to an early termination fee equal to 1% of the Total Line Size, but less any sum paid by






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                                                                              14
                  an Obligor under similar provisions in any of the other
                  Finance Documents and less the amount of any prepayment fee payable under Clause 12.2.

         12.4 For the avoidance of doubt, should the Hewlett Packard Invoice Purchase Agreement be terminated for whatever reason, such termination shall trigger a requirement that the whole (not part) of the Supplier Finance Facility be immediately repaid and the appropriate prepayment fee as set out in part (ii) of Clause 12.2 shall become immediately payable to GMAC.

13.      MANDATORY PRE-PAYMENT

         13.1 If at any time during the availability of the Term Loan Facility any of the events described in Clause 19.1 and 19.2 of the Invoice Discounting Agreements (or their equivalent in the Overseas Invoice Discounting Agreements) occur (irrespective of whether GMAC subsequently terminates the relevant agreement as a result) the Borrower shall prepay all the Facilities on demand by GMAC together with interest and other amounts payable thereunder.

14.      DEFAULT INTEREST ON TERM LOAN FACILITY

         14.1 If the Borrower fails to pay any amount due on the Term Loan Facility under this Agreement on its due date, the Borrower shall be liable (if GMAC so requires) for interest on such amount from the date of such default until the date of actual payment (as well after as before judgement or demand) at the Default Rate. The Borrower's liability under this clause shall be in substitution for the liability for interest on such defaulted amount at the otherwise applicable rate of interest under this Agreement. Such interest shall be payable on demand and, to the extent not actually paid, shall be compounded monthly in arrears and debited to any of the Accounts as GMAC shall at its option nominate.

         14.2 For so long as any Event of Default has occurred and is continuing, (if GMAC so requires) the rate specified for the purpose of the definition of "Interest Rate" shall be increased so that such rate is equal to the Default Rate. The other provisions of this Agreement relating to the calculation and payment of interest shall continue to apply. This clause
                  14.2 shall not apply to any amount on which the Borrower is liable to pay interest under clause 14.1.

         14.3 GMAC and the Borrower agree that the Default Rate and any increase to the Interest Rate which takes effect pursuant to clause 14.2 represents a genuine pre-estimate of the GMAC's administrative, funding and other costs, loss and increased risk and is not a penalty.

15.      PAYMENTS

         15.1 The Borrower and relevant Obligors will make all payments due under this Agreement:

                  15.1.1   in cleared funds for value on the relevant date; and

                  15.1.2 without set-off or counterclaim and, except when required by law, without any deduction for taxes or for any other reason. If the Borrower or any Obligor is compelled by law to make any deductions, the Borrower or any Obligor shall pay such additional amounts ("ADDITIONAL AMOUNTS") as are necessary to ensure receipt by GMAC of the full amount which GMAC






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                                                                              15
                           would have received but for such deduction. Without prejudice to the foregoing, in the event of any such deduction for tax, the Borrower or any Obligor will within seven days of effecting any such deduction provide GMAC with any appropriate certificate (R185 or similar certificate) in favour of GMAC in relation to such tax deduction and shall provide GMAC with evidence satisfactory to GMAC of payment to the Inland Revenue of the tax deducted within seven days of the due date for payment of the same to the Inland Revenue. On receipt by GMAC of such appropriate certificate, GMAC shall repay to the Borrower or the relevant Obligor an amount equal to the relevant Additional Amounts.

         15.2 For the purposes of this clause, GMAC confirms that it is the person beneficially entitled to interest under this Agreement and is a company resident, for United Kingdom tax purposes, in the United Kingdom.

         15.3 GMAC shall be entitled (and is hereby authorised by the Borrower who will procure that each Obligor which is a party to any of the Facility Agreements shall consent thereto) to debit all payments (including, without limitation, principal and interest and other amounts due under the Facilities) due under this Agreement or any of the Security Documents either to the Accounts or any other Accounts(s) of the Borrower or of any such Obligor held with GMAC.

         15.4 The Borrower and relevant Obligors shall repay the amounts owing under the Facilities in the Approved Currency in which that Borrower or relevant Obligor borrowed or utilised the relevant portion of that Facility.

         15.5 Notwithstanding Clause 8.1 and 8.5, the Supplier Finance Annual Fees in respect of each annual sum (payable in accordance with clause 8.5) may be payable to GMAC by way of equal instalments in advance, the first such instalment being payable on the Commencement Date with successive instalments being payable thereafter at successive three monthly intervals.

         15.6 Sterling is the currency of account and payment for each and every sum at any time due from the Borrower under the Term Loan Facility.

         15.7 If any sum due from the Borrower under the Term Loan Facility or any order or judgment given or made in relation thereto is in a currency other than sterling, GMAC shall convert such currency into sterling at its spot rate for such other currency and the Borrower shall indemnify and hold harmless GMAC from and against any loss suffered as a result of any such conversion.

16.      CHANGES IN CIRCUMSTANCES AND INCREASED COSTS

         16.1 If at any time it becomes unlawful or impossible for GMAC to advance, maintain or fund the whole or any part of the Term Loan Facility or the Accounts Balance, GMAC may at any time by written notice to the Borrower require the Borrower to repay the whole or any part of the Term Loan Facility, and/or the Accounts Balance (in addition to its obligations under the Invoice Discounting Agreements and the Supplier Finance Agreements) immediately, together with any outstanding interest and all other sums due under this Agreement and the Security Documents.

         16.2 The Borrower shall pay to GMAC on demand such amount as GMAC may from time to time certify as being necessary to compensate it for any increase in the cost of funding the Term Loan Facility or the Accounts Balance or for any reduction in the




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                                                                              16
                  rate of return under this Agreement, incurred by GMAC as a result of compliance with any official directives, requirements or requests of any regulatory authority (whether or not having the force of law) or any law or regulation (including any changes to, or change in the interpretation of, the 1988 Capital Accord as a result of any proposals made by the Bank Committee on Basel Regulation and Supervisory
                  Practice for Reform of the 1988 Capital Accord, published in June 1999 as revised or amended, including any further proposals of the Basel Committee (including, without limitation, those relating to reserve assets, special deposits, taxes (other than tax on its overall net income), capital adequacy and/or asset ratios).

17.      REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants in relation to itself and each other Obligor that:

         17.1 it is a limited liability company incorporated under the laws of England and Wales (or relevant overseas jurisdiction) and has the power to own its property and assets and carry on its business as it is now being and will be conducted;

         17.2 it has the power to enter into and perform its obligations under each of the Finance Documents to which it is a party and all necessary action (corporate or otherwise) has been taken to authorise its unconditional entry into and performance of its obligations under each of the Finance Documents to which it is a party and the borrowing or utilising of the Facilities upon the terms and conditions contained herein;

         17.3 all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters required in connection with the entry into, performance and validity of the Finance Documents, the borrowing or utilisation of the Facilities and the granting of the Security Documents have been obtained and are in full force and effect, and any requirements thereof have been or will be at the appropriate time complied with or fulfilled;

         17.4 the Finance Documents to which it is a party constitute its legal, valid, binding and enforceable obligations or will, following appropriate registration, constitute legal valid and enforceable obligations and subject in each case to the principle that specific performance and other equitable remedies (where relevant) are discretionary remedies of the court and subject to insolvency laws affecting the rights of creditors generally;

         17.5 the entry into and performance of the Finance Documents to which it is party and the transactions contemplated hereby and thereby do not and will not conflict with (a) any law or regulation or any official or judicial order, or (b) its memorandum or articles of association (or overseas equivalent); or (c) any agreement or document to which it is a party or which is binding upon it or its assets;

         17.6 no member of the Group is in default under any agreement to which it is a party which would have a Material Adverse Effect and no litigation, arbitration or administrative proceedings are current or pending or (to the knowledge of the Borrower) threatened which would have a Material Adverse Effect;

         17.7 it is not aware of any material fact or circumstances that has not been disclosed to GMAC which, if disclosed, would be likely at the date of this Agreement to be relevant in relation to (a) any material liability of GMAC under the Finance Documents, or (b) in respect of Environmental Laws;





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                                                                              17

         17.8 there has been no material adverse change to the nature of business of the Group Companies since the decision was taken by GMAC to provide the Facilities to the relevant Group Companies;

         17.9 it is in all material respects in full compliance with all Environmental Laws as presently applied and enforced which are currently applicable to its operations and all Environmental Approvals required in respect thereof have been obtained from the appropriate authorities and are in full force and effect;

         17.10    the latest Audited Accounts delivered to GMAC under clause
                  18.1 hereof have been prepared in accordance with generally accepted Accounting principles which have been consistently applied (or if not consistently applied, such inconsistency has been notified to GMAC) and such audited Accounts represent a true and fair view of the financial position of the companies in the Group for the relevant period for which such Accounts were prepared;

         17.11    the Monthly Management Accounts delivered to GMAC under clause
                  18.2 hereof:

                  17.11.1 fairly represent the financial condition and operations of the Group as at the date up to which they have been prepared and for the period for which such management Accounts relate; and

                  17.11.2 were or will when the same are produced be prepared on a basis substantially in accordance with the Accounting principles used in the latest audited Accounts (other than in the event of any change notified to GMAC), in each case within the reasonable parameters which may be expected of management Accounts not the subject of audit procedures;

         17.12 none of its assets, property and undertaking are subject to any Security Interest (other than as constituted by Permitted Security Interests) and it is not a party to, nor are its assets bound by any order, agreement or instrument under which it is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

         17.13 no Event of Default has occurred or is outstanding and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; and

         17.14 it has good valid and marketable freehold or leasehold title to each or valid leases or licences of the properties over which it purports to create security under the Security Documents;

         17.15 all of the assets, property and undertaking which are not subject to any lease or lease agreement are legally and beneficially owned by it and all filings necessary for the registration of title have been obtained or made;

         17.16    the Intellectual Property Rights owned by, or licensed to, an
                  Obligor:

                  17.16.1 are all of the Intellectual Property Rights required by it in order for it to carry on its business as currently conducted, and the relevant Obligor, in carrying on its business, does not infringe any Intellectual Property Rights of any third party;




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                                                                              18

                  17.16.2 are (in the case of Intellectual Property Rights which are owned) free of any Security Interests (save for those created by Permitted Security Interests) and any right or interest in favour of a third party. Any Intellectual Property Rights licensed to the relevant Obligor are free from any Security Interests and any rights or interests in favour of a third party save for those created by this Deed and for those in favour of the owner(s) of such Intellectual Property Rights; and

                  17.16.3 there is no actual or, to the best of the relevant Obligor's knowledge and belief, threatened infringement of the Intellectual Property Rights owned by such Obligor.

         The representations and warranties set out in this clause 17 shall be deemed to be repeated on each Drawdown Date and on each Interest Payment Date with reference to the facts and circumstances then subsisting as if made at each such time.

18.      FINANCIAL INFORMATION/REPORTING

         18.1 As soon as available and in any event within 150 days after the end of each of its financial years the Borrower will deliver to GMAC the Audited Accounts of the Group as at the end of such financial year which shall have been audited or certified by an Accountant acceptable to GMAC.

         18.2 No later than 45 days after the end of each calendar month the Borrower will deliver to GMAC Monthly Management Accounts in respect of itself and the rest of the Group for the most recent calendar month.

         18.3 No later than 60 days after the end of each calendar month, the Borrower will deliver to GMAC Monthly Management Accounts in respect of Kaye Office Supplies Limited.

         18.4 No later than 30 days after the end of each financial year (or at other intervals which GMAC shall determine) the Borrower will provide to GMAC annual projections and monthly cash flow statements in the form required by GMAC. At GMAC's option those projections and/or cash flows will be compiled by a director of the Borrower.

         18.5 No later than 45 days after the end of each Quarterly Period the Borrower will deliver a Compliance Certificate to GMAC.

         18.6     The Borrower shall deliver to GMAC confirmation of:

                  (i) all insurance policy renewals or, as the case may, be replacements provided their the levels and nature of the replacement policies or are the same or better than the policies to be replaced; and

                  (ii)    premiums paid in respect of the Group.

         18.7 Notwithstanding the specific provisions set out in clause 18.1 to 18.6 (inclusive) GMAC reserve the right so long as the Facilities (or any of them) remain in place to require the Borrower to provide GMAC (at the Borrower's cost) with such financial information or other information about the Borrower and/or the Group as GMAC may from time to time reasonably require.





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                                                                              19

19.      FINANCIAL COVENANTS

         19.1 For the duration of the Facilities, the Borrower shall procure that:

                  19.1.1 Tangible Net Worth in respect of the Group shall not be less than:

                           (i)      Pound Sterling2,000,000 as at 31 December
                                    2002; and

                           (ii) not less than the following amounts at such Quarterly Periods thereafter:

                                    31 March 2003        Pound Sterling2,500,000
                                    30 June 2003         Pound Sterling2,500,000
                                    30 September 2003    Pound Sterling2,750,000
                                    31 December 2003     Pound Sterling3,000,000

                           This covenant shall be reset for the remainder of the term of the Facility from future forecasts provided by ISA which are acceptable to GMAC.

                  19.1.2 The ratio of Total Operating Profit to Gross Financing Costs shall not be less than:

                           (a) 1.5:1:0 for all tests up to and including 30 September 2003;

                           (b)      2.0:1.0 for all tests thereafter

                  19.1.3 Accounts Payable Turn in respect of the Borrower on a consolidated basis shall not exceed 42 days.

                  19.1.4 Accounts Receivable Turn in respect of the Borrower on a consolidated basis shall not exceed 52 days.

                  19.1.5 the aggregate gross value (including VAT) of all credit notes issued by the ISA Invoice Discounters, expressed as a percentage of the Gross Purchase Price of all Debts purchased by GMAC pursuant to the Invoice Discounting Agreements, shall not exceed six per cent (6%) in any given period.

                  19.1.6 The monthly declaration of dilutions in respect of the UK Supplier Finance Facility and each of the Overseas Supplier Finance Facilities shall not exceed 5% on each respective facility.

                  19.1.7 With regard to the financial covenants specified in clause 19.1.1 to 19.1.5 (as the case may be):

                           (a) in the case of the covenant at 19.1.2, it shall be measured at successive three monthly intervals commencing on 31 March 2003 and on a rolling twelve month basis with effect from 31 December 2003 and thereafter but prior to that date, at the ends of March, June and September 2003 on three, six and nine months rolling bases respectively.



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                           (b)      in the case of the covenant at 19.1.5, it
                                    shall be measured at successive monthly
                                    intervals, on a rolling three month basis, commencing with the three month period ending on 31 March 2003.

                           (c) each of the covenants will be tested by reference to the relevant monthly financial statements in a format containing at least the information in those received from the Group for the period ending October 2002 unless the Audited Accounts required to be delivered to GMAC pursuant to clause 18.1 for the relevant period are available on the relevant testing date, in which case such Audited Accounts shall be used instead together with any available relevant monthly financial statements on a pro-rata basis;

                           (d) if the Audited Accounts are not available when the covenant is tested but when such Audited Accounts become available they demonstrate that the figures in any relevant Monthly Management Accounts or financial statements used for any calculation of the financial covenant cannot have been substantially accurate, then GMAC shall require such adjustment to the calculations made or to be made as it, in its sole discretion, considers appropriate to rectify such inaccuracy and compliance with the financial covenants will be determined by references to such adjusted figures;

                           (e) the components of the relevant financial covenants shall be calculated in accordance with accounting principles, standards and practices of the Borrower from time to time provided always that they are consistent with those generally accepted from time to time in the United Kingdom and approved by the Accounting Standards Board ("UK GAAP"). In the case of any component calculated by reference to management accounts or unaudited financial statements, UK GAAP will be applied within the reasonable parameters which may be expected of such accounts or financial statements not the subject of audit procedures.

         19.2 In this Clause 19, the following terms shall bear the following meanings:

                  "ACCOUNT RECEIVABLES TURN" means Trade Accounts Receivable divided by cumulative sales (including VAT) in the year to date multiplied by the number of days in the year to date;

                  "ACCOUNT PAYABLE TURN" means Gross Trade Accounts Payable divided by cumulative Gross cost of sales (including VAT) in the year to date multiplied by the number of days in the year to date;

                  "CAPITAL EXPENDITURE" has the meaning given to that term by UK GAAP.

                  "DILUTIONS" means the total credit notes given by Hewlett-Packard to the Group in the last 12 months divided by the total number of credit notes plus total remittances received from the Group in the last 12 months;

                  "GROSS FINANCING COSTS" means in respect of any relevant period, all interest, acceptance commission, payments under interest rate management arrangements (whether by way of swap, cap, collar, floor, option, forward rate agreement or otherwise) and other continuing, regular or periodic costs, charges and expenses in






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                                                                              21
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                  the nature of interest (whether paid, payable or capitalised and including the interest element in hire purchase and finance leasing charges) incurred by the Group during such relevant period in effecting, servicing or maintaining borrowings or borrowing facilities;

                  "GROSS TRADE ACCOUNTS PAYABLE" means all amounts inclusive of tax payable by all the members of the Group in respect of purchases by them of goods for the purposes of resale;

                  "TANGIBLE NET WORTH" means the aggregate of the amount paid up or credited as paid up on the issued share capital and the amount standing to the credit of the consolidated capital and revenue reserves (including share premium account capital redemption reserve and profit and loss account) of the Group but after deducting:

                  (i) goodwill (including goodwill arising on consolidation) and other intangible assets;

                  (ii) (to the extent included) any reserve created by any upward revaluations of fixed assets made after the Account Reference Date of the most recent Audited Accounts published prior to the date of this Agreement;

                  (iii) (to the extent included) amounts attributable to minority interest and deferred taxation;

                  (iv) any debit balance on profit and loss account, (but so that no amount shall be included or excluded more than once); and

                  (v) any other item identified by GMAC acting reasonably but in its sole discretion;

                  "TOTAL OPERATING PROFIT" means in respect of any relevant period, the consolidated total operating profit for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations (as set out in Financial Reporting Standard No. 3) of the Group but ignoring any exceptional items.

                  "TRADE ACCOUNTS PAYABLE" means sums due by any of the Group in respect of goods purchased by them for the purposes of resale;

                  "TRADE ACCOUNTS RECEIVABLE" means Debts (as defined in the UK Invoice Discounting Agreement);

20.      NEGATIVE COVENANTS

         So long as the Facilities (or any of them) remain in place the Borrower shall not (and shall procure that no member of the Group shall) without GMAC's prior written consent:

         20.1 create or permit to subsist any Security Interest over any of its assets, property or undertaking except for Permitted Security Interests;

         20.2 by one or a series of transactions, whether related or not, sell or otherwise dispose of all or any material part of its property, assets or undertaking including without limitation by any form of sale and leaseback or factoring (except in the normal course of its business);




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

         20.3 carry on any trade or business with a company which is not an Obligor other than in the normal course of trading;

         20.4 subscribe for any shares, loan notes, debentures, commercial paper or other financial instrument issued or proposed to be issued by a company which is not an Obligor or make any other type of investment in such a company;

         20.5 save as between Obligors pay any dividends or other distributions or issue or redeem any Shares with the exception of payment of preferential dividends provided that:

                  20.5.1 performances to the Forecast or subsequent forecasts which are provided by the Group and which are acceptable to GMAC;

                  20.5.2 relevant covenants (which are to be determined by GMAC) are given; and

                  20.5.3 that a minimum of Pound Sterling5,000,000 of the Total Line Size shall be available for drawing but is undrawn on the date of such payment and remaining available but undrawn for 30 days after such payment has been made;

         20.6 lend to, provide trade credit other than on arms length terms to, or guarantee the obligations of, any company (or person) which is not an Obligor; and

         20.7 enter into any Borrowings (save for Permitted Borrowings) other than pursuant to the Finance Documents.

21.      POSITIVE COVENANTS

         21.1 The Borrower shall procure upon GMAC's written request that any Subsidiary who is not already an Obligor of the Borrower shall enter into security documents in form similar to those entered into by the Obligors.

         21.2 The Borrower will promptly notify GMAC if any Event of Default arises and of anything which might result in an Event of Default.

         21.3 The Borrower shall and will procure that each Group Company will pay all material Taxes due and payable by it or that Group Company within a reasonable time of the relevant due date.

         21.4 The Borrower shall and will procure that each Group Company shall effect and maintain adequate insurances in relation to its business and assets (which shall be insured for their full replacement value) with reputable underwriters or insurers against such risks as are usual for companies carrying on a business such as that carried out by such Group Company and that all such insurance policies shall name GMAC as first loss payee.

         21.5 The Borrower shall and will procure that it and each Overseas ISA Invoice Discounter will effect and maintain credit insurances at its own expense in respect of all Domestic Debts with reputable insurers. Such insurances shall:

                  21.5.1 provide cover against all risks which are normally insured against by other companies;

                  21.5.2 be in such amounts as would in the circumstances be prudent for such companies; and





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                                                                              23

                  21.5.3 have the interest of GMAC as mortgagee noted on all relevant policies (where it is possible to do so),

         and the Borrower will supply on reasonable request copies of each policy of insurance required to be maintained in accordance with this clause 21.5, together with the current premium receipts relating thereto.

22.      EVENTS OF DEFAULT

         In the event that:

         22.1 any Obligor fails to pay on the due date any amount payable by it under any Finance Document to which it is a party except where such failure arises solely from an error in the transmission of funds and the failure to pay is not remedied within two Business Days of the due date for payment; or

         22.2     any Obligor:

                  22.2.1 fails to comply with any of its obligations in clause 18 (Financial Information) or clause 19 (Financial Covenants); or

                  22.2.2 fails to perform any of its respective obligations under any Finance Document (other than those specified in clause 22.1 or 22.2.1) within 3 Business Days of such Obligors becoming aware of the relevant breach; or

         22.3 any representation, warranty or statement made under or in connection with any Finance Document is or proves to be untrue in any material respect on the date as of which it was made or deemed to be made or repeated; or

         22.4 there is any termination of any waiver, consent or priority arrangement in GMAC's favour;

         22.5     an Insolvency Event occurs in respect of any Obligor ; or

         22.6     it becomes impossible or unlawful:

                  22.6.1 for an Obligor or any member of the Group to perform any of its respective material obligations contained in the Finance Documents or any of them; or

                  22.6.2 for GMAC to exercise any of its rights under this Agreement and/or the Supplier Finance Agreements and/or the Invoice Discounting Agreements and/or the Security Documents or any of them; or

         22.7 any Finance Document does not come into or ceases to be in full force and effect or is not for any reason valid and binding upon and enforceable in all respects against an Obligor; or

         22.8 GMAC is of the opinion acting reasonably that an event or events have occurred which have caused a Material Adverse Effect; or

         22.9 anything is done or permitted or omitted to be done by an Obligor which GMAC is of the opinion acting reasonably may materially impair the security created by the Security Documents and/or prejudice or detract from an Obligor's ability to perform the obligations contained in any Finance Document; or




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                                                                              24

         22.10 any of the events specified in clauses 22.6 to 22.9 above occurs in relation to any other Company which is (for the time being) the holding company of the Borrower or which is a subsidiary of any such holding company (if any); or

         22.11 the Invoice Discounting Agreements (or any of them) are terminated for any reason or the Borrower or any of the Obligors are in default of obligations under the Invoice Discounting Agreements (or any of them) in circumstances which gives GMAC the immediate right to terminate the Invoice Discounting Agreements (or any of them);

         22.12 any of the UK Supplier Finance Beneficiary, the Overseas Supplier Finance Beneficiaries or the Obligors are in default of obligations under the Supplier Finance Agreements (or any of them) in circumstances which give GMAC the immediate right to terminate the Supplier Finance Agreements (or any of them);

         22.13 the UK ISA Invoice Discounter fails to comply with any of one of its obligations under the UK Invoice Discounting Agreement or any of the Invoice Discounters fail to comply with the equivalent clauses of the relevant Overseas Invoice Discounting Agreements;

         22.14 the UK Supplier Finance Beneficiary fails to comply with any of one of its obligations under the UK Supplier Finance Agreement or any of the Overseas Supplier Finance Beneficiaries fail to comply with their obligations under the relevant Overseas Supplier Finance Agreements;

         22.15 if the Borrower or any Obligor has any obligation to a third party for repayment of borrowed money in an amount in excess of Pound Sterling50,000 which is declared due prior to its stated maturity date or which the Borrower or any Obligor does not pay it when due;

         22.16 if there is any change of control of the Borrower or any Obligor which for these purposes shall mean a change in the beneficial ownership of 50 per cent or more of the issued share capital of the relevant company, or

         22.17 any application is made by any creditor of the Borrower or any Obligor for a court order that GMAC must pay money to such creditor; or

         22.18 any Obligor ceases or threatens to cease to carry on its business; or

         22.19 the Insolvency or death of any person who has given a guarantee or indemnity to GMAC for the obligations of the Obligors, or notice of intention to end such guarantee or indemnity is served or the legal disability of that person arises unless a person satisfactory to GMAC is prepared to provide a replacement guarantee or indemnity; or

         22.20 the Borrower or any Obligor factors or discounts its debts with another party save for the invoice discounting arrangements which have been entered into by ISA Daisytek SA and ISA Deutschland GmbH with Euro Sales Finance plc and those entered into by Supplies Team SRL and ISA Scandinavia AS with any other financing source; or

         22.21 the Borrower or any Obligor suspends or threatens to suspend its operation or except in the ordinary course of business sell lease transfer or otherwise dispose of all or any substantial part of its assets (whether by a single transaction or by a series) or all or any part of its assets are seized or appropriated by or on behalf of any governmental or other authority or are compulsorily acquired;





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                                                                              25
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         then, in any such event GMAC may by notice in writing (a) terminate the
         Facilities (or any of them) and/or (b) declare the Accounts Balance and any other amounts due hereunder immediately due and payable whereupon the Borrower and the relevant Obligor will immediately comply with such demand by repaying the Accounts Balance together with all outstanding interest and any other amounts due under the Finance Documents.

23.      ASSIGNMENT AND TRANSFER

         23.1 The Borrower may not transfer or assign any of its rights under any of the Finance Documents.

         23.2 GMAC may, without notice, transfer or assign all or any part of and/or grant co-participation in the Facilities (or any of them) and/or the Security Documents to any company, person or body and the Borrower hereby irrevocably consents to any such transfer, assignment or participation (and the disclosure by GMAC to a transferee, assignee or participant or prospective transferee, assignee or participant of any information about the Borrower or the Group and the Facilities as GMAC may consider appropriate) and undertakes to execute any documentation GMAC may require to effect any such transfer or assignment or participation.

         23.3 Any costs, charges or expenses (including legal expenses) incurred by GMAC by reason of or in connection with the transfer or assignment of, or grant of a participation in, this agreement or the benefit of all or any part thereof shall be for the sole account of GMAC, including the cost of preparing any documentation to be entered into by the Borrower to give effect to or otherwise facilitate such transfer, assignment or participation PROVIDED that:

                  23.3.1 for the avoidance of doubt, this clause shall not affect the responsibility of the Borrower in relation to the costs (including legal costs) incurred in relation to the participation granted to Barclays Bank PLC by GMAC on the date of this Agreement; and

                  23.3.2 GMAC will reimburse the Borrower for any out-of-pocket legal expenses (excluding VAT) reasonably incurred by the Borrower in connection with its execution of any documentation required by GMAC for the purpose of any such transfer, assignment or participation (save costs incurred under clause 23.3.1).

24.      NOTICES

         Any notice by either party to another shall be sent to the address or telefax number and marked for the attention set out on the signature page to this Agreement or such other address or telefax number as may from time to time be notified by that party to the other in accordance with this clause and shall be deemed duly given, if delivered personally or sent by facsimile, when so delivered or sent and, if sent by first class, registered or recorded delivery post, two days after the notice is posted. Any notice which by virtue of the provisions of this clause 24 be deemed served on a day which is not a Business Day or after 5.30pm on a Business Day shall be deemed to have been served at 9.00am on the next succeeding Business Day.

25.      WAIVERS

         No failure or delay by GMAC in exercising any right, power or privilege under any Finance Document shall operate as a waiver thereof nor will any single or partial exercise of any right,






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                                                                              26
         power or privilege preclude any further exercise thereof or prejudice any other or further exercise by GMAC of any of its rights or remedies under any Finance Document. Such rights and remedies are cumulative and not exclusive of any right or remedy provided by law.

26.      EXPENSES

         26.1 The Borrower shall be obliged pay to GMAC on demand on a full indemnity basis (taking into account any expenses already accounted for by GMAC under Finance Documents other than this Agreement) whether or not there is a drawing under the Facilities (or any of the foregoing):

                  26.1.1 any stamp documentary registration and other similar duties or taxes in connection with the Finance Documents; and

                  26.1.2 all costs and expenses (provided that any such costs or expenses have been agreed by the Borrower in advance) incurred in connection with the preparation, negotiation or enforcement of the Finance Documents (including legal fees, charges, disbursements, survey and valuation fees, and value added tax and disbursements, incidental to the administering of the Term Loan Facility and/or the Accounts incurred by
                           GMAC).

         26.2 The Borrower shall also indemnify GMAC against any loss or expense incurred by it as a consequence of the occurrence of any non-payment.

         26.3 As soon as any of the above amounts become due from the Borrower GMAC shall be entitled to debit such amounts either to the Accounts or any other Accounts(s) of the Borrower.

27.      CONVERSION OF CURRENCIES/TRANSFER FEES

         27.1 In the event that GMAC makes any Prepayment in a currency (the "PAYMENT CURRENCY") other than the currency of the relevant Debt (the "DEBT CURRENCY"), GMAC shall be entitled (but not obliged) on a daily basis whilst the relevant Debt is Outstanding, to calculate the amount (the "CONVERTED AMOUNT") of the Payment Currency which could be purchased with the original amount of the Prepayment expressed in the Debt Currency.

         27.2 If the above calculation reveals that the Converted Amount is less than the amount of the Prepayment, GMAC shall be entitled to deduct the amount of such deficit from the amount which would otherwise be available to be drawn down by the Borrower and the respective Overseas ISA Invoice Discounters.

         27.3 Furthermore GMAC shall be entitled to deduct the amount of such deficit from the amount which would otherwise be available to be drawn down by the Borrower and the respective Overseas ISA Invoice Discounters for any Costs of Conversion which GMAC incurs as a result of converting repayments in currencies other than the Payment Currency, whether received through enforcing security or otherwise.

         27.4 In the event that the Borrower or any of the other Obligors becomes Insolvent, GMAC shall be entitled to claim the equivalent in any of the Approved Currencies of any Costs of Conversion which have been incurred by GMAC and remain unpaid.





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         27.5     GMAC shall be entitled to deduct from the amount which would otherwise be available to be drawn down by the Borrower and the other Overseas ISA Invoice discounters the amount equivalent to any Transfer Fees.

28.      ILLEGALITY

         If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

29.      SET-OFF

         In addition to any right of set-off or other similar right to which GMAC may be entitled in law, GMAC acting (through any of its branches) may at any time and without notice to the Borrower combine and consolidate all or any of the Accounts between the Borrower and GMAC and/or set-off any monies and in any currency whatsoever, which GMAC may at any time hold for the Accounts of the Borrower, against any liabilities whatsoever which may be due and payable to GMAC from the Obligors.

30.      GOVERNING LAW AND JURISDICTION

         LAW

         This Agreement shall be governed by and construed in accordance with English law.

         JURISDICTION

                  30.1.1   SUBMISSION

                           Each of the parties to this Agreement irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

                  30.1.2   FORUM

                           Each of the parties irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 30.1.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

                  30.1.3   OTHER COMPETENT JURISDICTIONS

                           The submission to the jurisdiction of the courts referred to in clause 30.1.1 shall not (and shall not be construed so as to) limit the right of GMAC to take proceedings against the Borrower or any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.





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

                  30.1.4   CONSENT TO ENFORCEMENT

                           The Borrower hereby consents and procures the consent of the Obligors generally in respect of any legal action or proceeding arising out of, or in connection with, this Agreement, to the giving of any relief, or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

                  30.1.5   WAIVER OF IMMUNITY

To the extent that the Borrower or any Obligor may in any jurisdiction claim for itself or its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and, to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower hereby irrevocably agrees that it and procures that the Obligors shall not claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

31.      DEMANDS AND NOTIFICATION BINDING

         Any demand notification or certificate given by GMAC in writing and signed by a duly authorised officer of the GMAC specifying any rate of interest or any amounts due and payable under or in connection with any provision of the Finance Documents shall be conclusive and binding upon the Borrower (in the absence of manifest error) and in any proceedings against the Borrower shall be prima facie evidence of such rate of interest or amounts so due and payable unless the Borrower objects thereto within 30 days.

32.      EURO

         If the United Kingdom moves to the third stage of EMU, GMAC shall be entitled to make such changes to this Agreement and/or any of the Invoice Discounting Agreements and/or any of the Supplier Finance Agreements and/or the Security Documents as it reasonably considers are necessary to reflect the changeover to the euro (including, without limitation, the rounding (up or down) of fixed monetary amounts to convenient fixed amounts in the euro and amending any provisions to reflect the market conventions for a euro facility of the kind contemplated in this Agreement).

33.      CERTIFICATIONS

         Any certification given by any director or other officer of the Borrower to GMAC under this Agreement shall be given on behalf of the Borrower and without any personal liability on behalf of such director or officer unless given fraudulently.

34.      COUNTERPARTS

         This Agreement may be executed in any number of original or facsimile counterparts and by different parties hereto in separate original or facsimile counterparts, each of which when so executed and delivered to GMAC shall be an original, but all counterparts shall together constitute one and the same instrument. Upon receipt by GMAC of original or facsimile counterparts executed by all parties hereto, GMAC shall forthwith date each such counterpart and give notice in writing of such delivery and dating to all other parties.




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

35.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

         A person who is not party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

36.      JOINT AND SEVERAL LIABILITY

         If there are two or more persons comprised in the expressions "THE BORROWER", "THE BORROWERS", "THE OBLIGOR" or "THE OBLIGORS" such persons shall be bound as joint and several obligors and such expressions shall be deemed to include all or any or each of such persons. None of such persons shall be released from liability hereunder by reason of this Agreement never being or ceasing to be binding as a continuing security on any other or others of them.

IN WITNESS whereof the parties have executed this Agreement as a Deed on the date set out above.




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


                                   SCHEDULE 1

                            PRE-CONDITIONS DOCUMENTS

                                     PART 1

1. Certified copy board resolutions of each Obligor approving and authorising the execution of the Finance Documents to which it is a party (and containing specimen signatures of the person(s) authorised to execute the Finance Documents).

2. A certified true copy of the Certificate of Incorporation (or overseas equivalent) of each Obligor.

3. A certified true and up-to-date copy of the Memorandum and Articles of Association (or overseas equivalent) of each Obligor.

4. Such other documents, licences, waivers, approvals, resolutions and evidence as GMAC and its advisers shall deem necessary or advisable and notified to the Borrower prior to the first Drawdown Date.

5.       Originals of the Finance Documents.

6. Evidence (including, without limitation, Forms DS1) (or their overseas equivalent) of the discharge of all existing financial arrangements with third parties and all security interests pursuant thereto over the assets and the properties of the Obligors and, in respect of any floating charges, certificates of non-crystallisation from the relevant chargee and evidence that none of the Obligors has any outstanding liabilities to such third parties save in respect of Permitted Security and Permitted Borrowings.

7. A search of the register of mortgages and charges for the Borrower at the Companies Registry or Register showing, inter alia, no appointment of a receiver, liquidator or administrator or the presentation of any petition in respect of any of the same and similar exercise in respect of the other Obligors.

8. Evidence that the insurances required to be taken out pursuant to the Security Documents have been (or will prior to the Drawdown Date be) taken out and are in full force and effect and a letter from the Borrower's insurance brokers in form and substance satisfactory to GMAC confirming, inter alia, that GMAC will be noted as first loss payee on all insurance policies.

9. A letter from Hewlett Packard to GMAC confirming details of their bank Accounts for payments under the Supplier Finance Facility Agreement.

10. Confirmation from GMAC's solicitors that the Borrower has title to all Qualifying Inventory and that such Qualifying Inventory is free from any Security Interest in favour of any third party.

11. GMAC is to be satisfied with the results of its pre-funding audit of the Borrower including Qualifying Inventory.

12.      Annual Accounts filed on 22 May 2002.

13. GMAC is to be satisfied with the up to date Monthly Management Accounts of the Borrower.




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                                                                              31

14. GMAC is to be provided with a detailed sources and uses of cash as at closing and a pro forma balance sheet reflecting the detailed closing adjustments.

15. Confirmation from the Borrower that no event has occurred since 5 April 2002 which would cause a Material Adverse Effect.

16. Compliance with GMAC's money laundering policies including the provision of satisfactory bank references and such other status information upon all directors, shareholders and senior managers of the Group as GMAC shall require.

17. Satisfaction that the overall Facilities meet with the Group's ongoing cashflow requirements.

18.      Completion of all GMAC's internal due diligence.

19. There must be available for drawing but remain undrawn on the Commencement Date a minimum of Pound Sterling1,000,000.

20. Sight of and satisfaction with up-to-date management accounts of Kaye Office Supplies Ltd.

21.      Written confirmation that Norwegian taxes are paid up to date.

22.      Up to date credit insurance limits from Sweden and Norway.

23. Written confirmation of renewal of UK and Norwegian trade credit insurance.

24. The conclusion by GMAC of satisfactory arrangements between it and Barclays Bank Plc for the participation by Barclays of 50% of the facilities.

25. Sight of and satisfaction with a pro-forma report of covenant calculations (except interest cover) for the period to 30 October 2002.

26. Certified copies of Board Resolutions confirming the capitalisation of Pound Sterling11 million at 30 April 2003 and Pound Sterling6.9 million at 20 December 2002 of the Daisytek International Corporation loan to the Group.

27. The Group will quarantine any Qualifying Inventory purchased directly by the Group.

28. Satisfactory review by GMAC's Swedish and Norwegian lawyers of all documentation relating to post giro and bank giro arrangements and confirmation from Nordea that all necessary bank account/clearing numbers have been satisfactorily transferred to Nordea.






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                                                                              32

                                     PART 2

                             THE SECURITY DOCUMENTS

1. A pledge over floating shares of Oscar Dellert AB and all other Subsidiaries of the Group in Sweden.

2. Share Pledges by CTS Svenska AB in respect of their shares in Oscar Dellert AB, ISA International Holdings Limited in respect of their shares in CTS Svenska AB and Oscar Dellert AB in respect of their shares in Supplies Team Sverige AB.

3. Factoring Agreement and Agreement for charge over inventory for Supplies Team Norge AS providing a registered first security interest on inventory and book debts of Supplies Team Norge AS.

4. Factoring Agreement and Agreement for charge over inventory between Supplies Team Norge AS and Oscar Dellert AB together with an Assignment of this Agreement for charge over inventory to GMAC.

5. Guarantee from ISA Scandinavia AS in favour of Oscar Dellert AB for Supplies Team Norge AS' obligations to Oscar Dellert AB.

6. Guarantee from ISA Scandinavia AS in favour of GMAC for Oscar Dellert AB's obligations to GMAC.

7. Guarantee from Supplies Team Norge AS in favour of GMAC for Oscar Dellert AB's obligations to GMAC.

8. Guarantee from ISA Scandinavia AS in favour of GMAC for Supplies Team Norge AS' obligations to GMAC.

9.       Security Agreement for Supplies Team Norge AS and Oscar Dellert AB.

10.      Security Agreement for Supplies Team Norge AS and GMAC.

11. A first security interest over the Qualifying Inventory of ISA Deutschland GmbH PAR Beteiligungs GmbH and Supplies Team GmbH;

12. First priority all assets debenture from ISA Wholesale Plc, Daisytek - ISA Limited, ISA International Holdings Ltd, ISA International Plc and all their respective UK Subsidiaries together with the guarantees of all such companies in respect of all liabilities of all UK and overseas Subsidiaries.

13. German law and English law Guarantees from ISA Deutschland GmbH, PAR Beteiligungs GmbH and Supplies Team GmbH in respect of ISA Wholesale Plc, the Borrower and the Group Overseas ISA Invoice Discounters and Overseas Supplier Finance Beneficiaries and their subsidiaries.

14. A guarantee from Daisytek Inc Limited to Pound Sterling4,000,000 in respect of liabilities of the Group under the Supplier Finance Facility plus related costs and interest.

15. An assignment of acceptable trade credit insurance policies effected with Royal and Sun Alliance, Hermes and Gerling NCM and for such policies to name GMAC as first loss payee.





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                                                                              33

16. Inter-creditor agreements in form acceptable to GMAC with all other secured creditors.

17. Such consents and waivers as GMAC and its solicitors consider necessary including any landlords, mortgages and others who may have liens or other security interests which may impeded GMAC's access to the Group's asset or may adversely affect the enforcement of any security.

18.      The execution of an agreement for the use of GMAC's Interface Computer
         Link.




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                                                                              34

                                   SCHEDULE 2

                        (FORM OF COMPLIANCE CERTIFICATE)

GMAC Commercial Credit Limited
The Victoria
150-182 The Quays
Harbour City
Salford
M5 2SP
For the attention of : David Nadler

[Date]

Dear Sirs

RE:      ISA WHOLESALE PLC

We refer to the Facilities Agreement dated [     ] 2003 (the "AGREEMENT") and
deliver this certificate pursuant to the covenants in clauses 19, 20 and 21 thereof (the "COVENANTS"). Terms defined in the Agreement shall have the same meaning when used in this certificate.

We confirm that on or as of the last day of the financial period ending [ ], as determined by reference to the (Audited)/Monthly Management Accounts of the Group in respect of such period:

MONTHLY REQUIREMENTS:

1. No Group Company is in default or has agreed a revised payment schedule in making any due payments with respect to any liability due to Preferential Creditors.

2. To the best of the Borrower's knowledge there are no County Court judgements issued against any Group Company.

3. All disputes arising in respect of invoices raised by Hewlett Packard to the Borrower have been appropriately advised to GMAC as they have arisen.

4.       Accounts Payable Turn was [     ] days, (clause 19.1.3).

5.       Accounts Receivable Turn was [     ] days (clause 19.1.4).

6.       Dilutions in respect of the Supplier Finance Facility equal [        ]%
         (clause 19.1.6).

QUARTERLY PERIOD (CUMULATIVE):

7.       Tangible Net Worth is not less than Pound Sterling [      ] (clause
         19.1.1).

8.       The Ratio of Total Operating Profit to Gross Financing Costs is not
         less than [    ] (clause 19.1.2).

9. The value of credit notes issued as a percentage of the Gross Purchase Price is [ ]% (clause 19.1.5).







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                                                                              35

Based on the above we confirm that the Group was in compliance with the covenants as contained in clause [*] of the Facility Agreement [or, if not indicate the extent of any non-compliance] as at the end of such financial period.

For and on behalf of:


ISA WHOLESALE PLC
MANAGING DIRECTOR/ FINANCE DIRECTOR
Signatory's name in full:
                         ------------------------






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                                                                              36

                                   SCHEDULE 3

                           FORM OF NOTICE OF DRAWDOWN

From:             +

To:               +

Dated:

Dear Sirs,

We refer to the facilities agreement dated +            and made inter alia
between [+    ] (the "FACILITIES AGREEMENT").

Terms defined in the Facilities Agreement shall have the same meaning in this notice.

We hereby request, subject to the provisions of clause 6, an advance under the Term Loan Facility in the amount of Pound Sterling +.

Please make such advance available on the date hereof by way of a telegraphic transfer to +.

We confirm that:

(i) the representations and warranties repeated pursuant to clause 17, 18 and 19 of the Facilities Agreement are true and correct and will be true and correct immediately as such advance is made as if made in relation to the facts and circumstances existing at that date; and

(ii) no Event of Default has occurred and is continuing (which has not been remedied to the satisfaction of GMAC or expressly waived in writing by
         GMAC), or would occur as a result of the making of such advance.

Yours faithfully



For and on behalf of
+




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                                                                              37

                                   SCHEDULE 4

                      NAMES AND ADDRESSES OF ISA COMPANIES

SWEDEN

CTS SVENSKA AB
Registered Number 556292 - 5288
Registered Address Box 23143
104 35
Stockholm
Sweden

OSCAR DELLERT AB
Registered Number 556037 - 4364
Registered Address Box 23143
104 35
Stockholm
Sweden


NORWAY

SUPPLIES TEAM NORGE AS
Registered Number 960806 263
Kakkelovnskroken 2
0901 Oslo
Norway

ISA SCANDANAVIA AS
Registered Number 968 250 043
Kakkelovnskroken 2
0901 Oslo
Norway



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                                                                              38

UK

DAISYTEK - ISA LIMITED
Registered Number: 04226999
66/70 Vicar Lane
Bradford
West Yorkshire
UK
BD1 5AG
UK

ISA INTERNATIONAL PLC
Registered Number: 01925205
66/70 Vicar Lane
Bradford
West Yorkshire
UK
BD1 5AG
UK


ISA INTERNATIONAL HOLDINGS LIMITED
Registered Number: 01109744
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK


ISA WHOLESALE PLC
Registered Number: 01431689
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK







--------------------------------------------------------------------------------

SUPPLIES TEAM LIMITED
Registered Number: 03257705
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK

LRB TRADING LIMITED
Registered Number: 02307833
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK


ISA MULTIMEDIA LIMITED
Registered Number: 02794008
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK


COMPUTANET CORPORATION LIMITED
Registered Number: 03305341
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK




--------------------------------------------------------------------------------

OST OFFICE SUPPLIES TEAM LIMITED
Registered Number: 00634814
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK

R.A.W. THE REAL ALTERNATIVE WHOLESALE COMPANY LIMITED
Registered Number: 01104019
66/70 Vicar Lane
Bradford
West Yorkshire
BD1 5AG
UK

SCOTLAND

HUNDLEBY COMPUTER SUPPLIES LIMITED
Registered Number: SC 62913
Custom House
Bo'ness
West Lothian
EH51 9AU
Scotland

NORTHERN IRELAND

SOURCE SUPPLIES LIMITED
Registered Number: NI24039
ISA House
Unit 4
537 Saintfield Road
Belfast
BT8 8ES





--------------------------------------------------------------------------------

GERMANY

PAR BETEILIGUNGS GMBH
Europadamm 2-6,
41460 Neuss
Germany

ISA DEUTSCHLAND GMBH
Europadamm 2-6,
41460 Neuss
Germany


SUPPLIES TEAM GMBH
Europdamm 2-6,
41460 Neuss
Germany






--------------------------------------------------------------------------------

                                     ANNEX 1

                                    FORECAST





                             See separate Schedules






--------------------------------------------------------------------------------

EXECUTED AS A DEED BY

DAISYTEK - ISA LIMITED acting by

         a Director and }
                                       ----------------------------------------

         a Director/Secretary* }
                                       ----------------------------------------



(Insert full names above and where indicated by * clarify whether the person is a Director or a Secretary)



GMAC

EXECUTED AS A DEED by                               )

                                                    )

as Attorney for GMAC COMMERCIAL CREDIT LIMITED      )

in the presence of                                  )

                                                    )

Witness Name:
                              ----------------------------------------
Witness Signature:
                              ----------------------------------------
Witness Address:
                              ----------------------------------------

                              ----------------------------------------

                              ----------------------------------------
Occupation:
                              ----------------------------------------



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                                                                              44